EXHIBIT 32




                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Michael D. Tanner, President, Chairman of the Board and Chief Executive Officer and I, Mary Beth Doubet, Secretary and Treasurer of Sports Information & Publishing Corp. (the "Company") certify that:

     1. I have reviewed the annual report on Form 10-KSB of Sports Information & Publishing Corp.;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this annual report.

Date:    January 13 , 2004


/s/ Michael D. Tanner
--------------------------------------------------
Michael D. Tanner,
President, Chairman of the Board and
Chief Executive Officer


/s/ Mary Beth Doubet
--------------------------------------------------
Mary Beth Doubet,
Chief Financial Officer, Secretary and Treasurer